UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30930 Russell Ranch Road, Third Floor

Westlake Village, California 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 5, 2014, KYTHERA Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), KYTHERA Holdings Ltd., a company incorporated under the laws of Bermuda (“KHL”), and Bayer Consumer Care AG, a company organized under the laws of Switzerland (“Bayer”), entered into a Termination and Waiver Agreement, which (1) terminated the Registration Rights Agreement, dated March 7, 2014, by and between the Company and Bayer, and (2) pursuant to the terms of the Securities Purchase Agreement, dated March 7, 2014, by and among the Company, KHL and Bayer, waived the application of certain transfer restrictions relating to the shares of common stock of the Company previously sold pursuant to such agreement.

The foregoing description of the Termination and Waiver Agreement is subject to, and is qualified in its entirety by reference to, the Termination and Waiver Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 8.01 Other Events.

The information contained in Item 1.02 above is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 5, 2014	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ John W. Smither
John W. Smither

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination and Waiver Agreement, dated November 5, 2014, by and among KYTHERA Biopharmaceuticals, Inc., KYTHERA Holdings Ltd. and Bayer Consumer Care AG.